UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2005

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

202 W. Colorado Street
La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2005, Texas United Bancshares, Inc., a Texas corporation (the “Company”), the parent company of State Bank, La Grange, Texas and GNB Financial, n.a., Gainesville, Texas, acquired Gateway Holding Company, Inc., a Texas corporation (“Gateway”), the parent company of Gateway National Bank, Dallas, Texas, pursuant to the Agreement and Plan of Reorganization dated as of May 2, 2005 (the “Agreement”). In connection with the Agreement, Gateway merged with and into the Company (the “Merger”) and Gateway’s wholly-owned subsidiary, Gateway Delaware Holding Company, Inc. merged with and into the Company’s wholly-owned subsidiary, Texas United Nevada, Inc. The Company will operate Gateway National Bank as a separate subsidiary bank. Pursuant to the terms of the Agreement, in exchange for all outstanding shares of Gateway capital stock, the Company paid approximately $11.2 million in cash and issued 1,357,379 shares of its common stock to Gateway shareholders. Additionally, all outstanding options to acquire shares of Gateway common stock were converted into options to acquire approximately 160,867 shares of Texas United common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Agreement, effective at the effective time of the Merger, the Board of Directors of the Company increased its number of directors by two (2) and appointed Joe L. Halpain and Joe A. Hargis, each of whom was a member of the board of directors of Gateway prior to the consummation of the Merger. Mr. Halpain was appointed as a Class II director, to serve until the Company’s annual meeting of shareholders in 2006 and Mr. Hargis was appointed as a Class III director, to serve until the Company’s annual meeting of shareholders in 2007, and each until their earlier resignation or removal. As of the date of this filing, neither Mr. Halpain nor Mr. Hargis has been appointed to a committee of the Company’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K:

2.1	Agreement and Plan of Reorganization, dated as of May 2, 2005, between the Company and Gateway Holding Company, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 3, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

Dated: December 7, 2005	By:	/s/ L. Don Stricklin
L. Don Stricklin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of May 2, 2005, between the Company and Gateway Holding Company, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 3, 2005).